UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) July 10, 2008

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BLACK HILLS CORPORATION

(Exact name of registrant as specified in its charter)

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South Dakota
(State or other jurisdiction of incorporation)
001-31303	46-0458824
(Commission File Number)	(IRS Employer Identification No.)

625 Ninth Street, PO Box 1400 Rapid City, South Dakota (Address of principal executive offices)	57709-1400
(Zip Code)
605.721.1700
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On July 10, 2008, Black Hills Corporation (the “Company” or the “Registrant”) issued a press release announcing the naming of Anthony S. Cleberg as Executive Vice President and Chief Financial Officer of the Company, filling a position that has been vacant since January 18, 2008. A copy of this press release is attached hereto as Exhibit 99.

Mr. Cleberg’s appointment will be effective July 16, 2008. However, he will not begin serving as the Company’s Principal Financial Officer and Principal Accounting Officer until August 12, 2008. Mr. Emery, the Company’s Chairman, President and Chief Executive Officer, has been acting interim Principal Financial Officer and Principal Accounting Officer since January 18, 2008, and he will continue acting in these interim capacities until August 12, 2008.

Mr. Cleberg, age 55, is a former Executive Vice President and Chief Financial Officer of two publicly-traded companies: Washington Group International, Inc., a large engineering and construction company involved in power plant construction and mining operations, and Champion Enterprises, Inc., one of the largest builders of factory-built housing. Prior to his Chief Financial Officer roles, Mr. Cleberg spent 15 years in various senior financial positions with Honeywell and eight years in public accounting at Deloitte & Touche. Since 2002, Mr. Cleberg has been an independent investor, developer and consultant. In addition, Mr. Cleberg is on the Board of Directors of CNA Surety Corporation, where he is the Audit Committee Chairman and a member of the Compensation Committee. He is also a Certified Public Accountant and a Certified Management Accountant.

Effective with Mr. Cleberg’s employment, Mr. Cleberg and the Company will enter into a Change in Control Agreement (form of Change in Control Agreement has previously been filed as Exhibit 10.2 to the Registrant’s Form 8-K filed June 5, 2008) and Indemnification Agreement (form of Indemnification Agreement has previously been filed as Exhibit 10.5 to the Registrant’s Form 8-K filed on September 3, 2004) as have previously been provided to other executive officers of the Company. The Change in Control Agreement provides for certain payments and other benefits to be payable upon a change in control and a subsequent termination of employment by the Company other than for cause or by the employee for a good reason. The Indemnification Agreement provides indemnity to the officer against liabilities incurred in the performance of his duties to the extent allowed by South Dakota corporation law and the Company’s Bylaws.

The Company’s Board of Directors has approved the following compensation arrangements for Mr. Cleberg:

1)	Annual Base Salary of $315,000.
2)

Participation in the Company’s Officers Short-Term Incentive Plan (“STIP”) with a target payout of 45% of base salary. The actual payout can range from 0% to 200% of target. (Filed as Exhibit 10(s) to the Registrant’s Form 10-K for 1998.)

3)

Participation in the Company’s Long-Term Incentive Plan beginning with an initial grant of $225,000 in the form of restricted stock with vesting to occur one-third a year over a three-year vesting period. The grant date for the shares will be determined two business days following the next release of quarterly earnings after the first day of employment. (Form of Restricted Stock Award Agreement filed as Exhibit 10.13 to the Registrant’s Form 10-K for 2007.)

4)	Participation in the 2007 Pension Equalization Plan (filed as Exhibit 10.1 to the Registrant’s Form 8-K filed on February 5, 2007).
5)	Other perquisites and benefits generally available to the Company’s executive officers (personal use of a Company vehicle and financial planning service).
6)	All other standard employment benefits (medical, dental, pension plan, etc.).

Item 9.01	Financial Statements and Exhibits
(d)	Exhibits
Exhibit Number	Description
99	Press release dated July 10, 2008, issued by the Registrant.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLACK HILLS CORPORATION

By: /s/ Steven J. Helmers
Steven J. Helmers
Senior Vice President
and General Counsel

Date: July 10, 2008

EXHIBIT INDEX

Exhibit Number	Description
99	Press release dated July 10, 2008, issued by the Registrant.

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